UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 12, 2010

Icahn Enterprises L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY		10153
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Senior Notes Offering

On January 15, 2010, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Issuers”), closed their previously announced sale of $850,000,000 aggregate principal amount of 7¾% Senior Notes due 2016 (the “2016 Notes”) and $1,150,000,000 aggregate principal amount of 8% Senior Notes due 2018 (the “2018 Notes” and, together with the 2016 Notes, the “Notes”) pursuant to the purchase agreement, dated January 12, 2010 (the “Purchase Agreement”), by and among the Issuers, Icahn Enterprises Holdings L.P., as guarantor (the “Guarantor”), and Jefferies & Company, Inc., as initial purchaser (the “Initial Purchaser”). The 2016 Notes were priced at 99.411% of their face value and the 2018 Notes were priced at 99.275% of their face value.  The gross proceeds from the sale of the Notes were approximately $1,986,656,000, a portion of which was used to purchase the approximately $1.28 billion in aggregate principal amount (or approximately 97%) of the 7.125% Senior Notes due 2013 (the “2013 Notes”) and the 8.125% Senior Notes due 2012 (the “2012 Notes” and, together with the 2013 Notes, the “Old Notes”) that were tendered pursuant to the previously announced cash tender offers and consent solicitations and to pay related fees and expenses.  Interest on the Notes will be payable on January 15 and July 15 of each year, commencing July 15, 2010. The Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions whereby the Issuers and the Guarantor, on the one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities.  The Old Notes were satisfied and discharged on January 15, 2010.

The Notes were issued under and are governed by an indenture, dated January 15, 2010 (the “Indenture”), among the Issuers, the Guarantor and Wilmington Trust Company, as trustee. The Indenture contains customary events of defaults and covenants relating to, among other things, the incurrence of debt, affiliate transactions, liens and restricted payments.  On or after January 15, 2013, the Issuers may redeem all of the 2016 Notes at a price equal to 103.875% of the principal amount of the 2016 Notes, plus accrued and unpaid interest, with such optional redemption prices decreasing to 101.938% on and after January 15, 2014 and 100% on and after January 15, 2015.  On or after January 15, 2014, the Issuers may redeem all of the 2018 Notes at a price equal to 104.000% of the principal amount of the 2018 Notes, plus accrued and unpaid interest, with such option redemption prices decreasing to 102.000% on and after January 15, 2015 and 100% on and after January 15, 2016.  Before January 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of each of the 2016 Notes and 2018 Notes with the net proceeds of certain equity offerings at a price equal to 107.750% and 108.000%, respectively, of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of the 2016 Notes or 2018 Notes, as the case may be, originally issued remains outstanding immediately after such redemption. If the Issuers experience a change of control, the Issuers must offer to purchase for cash all or any part of each holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Notes and the related guarantee are the senior unsecured obligations of the Issuers and rank equally with all of the Issuers’ and the Guarantor’s existing and future senior unsecured indebtedness and rank senior to all of the Issuers’ and the Guarantor’s existing and future subordinated indebtedness.  The Notes and the related guarantee are effectively subordinated to the Issuers’ and the Guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness.  The Notes and the related guarantee are also effectively subordinated to all indebtedness and other liabilities of the Issuers’ subsidiaries other than the Guarantor.

In connection with the sale of the Notes, the Issuers and the Guarantor entered into a Registration Rights Agreement, dated January 15, 2010 (the “Registration Rights Agreement”), with the Initial Purchaser.  Pursuant to the Registration Rights Agreement, the Issuers have agreed to file a registration statement with the U.S. Securities and Exchange Commission, on or prior to 120 calendar days after the closing of the offering of the Notes, to register an offer to exchange the Notes for registered notes guaranteed by the Guarantor with substantially identical terms, and to use commercially reasonable efforts to cause the registration statement to become effective by the 210th day after the closing of the offering of the Notes.  Additionally, the Issuers and the Guarantor may be required to file a shelf registration statement to cover resales of the Notes in certain circumstances. If the Issuers and the Guarantor fail to satisfy these obligations, the Issuers may be required to pay additional interest to holders of the Notes under certain circumstances.

Acquisitions of Interests in American Railcar Industries, Inc. and Viskase Companies, Inc.

On January 12, 2010, Icahn Enterprises entered into a Contribution and Exchange Agreement (the “ARI Contribution and Exchange Agreement”) among Icahn Enterprises, Beckton Corp., a Delaware corporation (“Beckton”), Barberry Corp., a Delaware corporation (“Barberry”), Modal LLC, a Delaware limited liability company (“Modal”), and Caboose Holding LLC, a Delaware limited liability company (“Caboose” and, together with Barberry and Modal, collectively, the “ARI Contributing Parties”), pursuant to which, on January 15, 2010, at the closing of the transactions contemplated by the ARI Contribution and Exchange Agreement, the ARI Contributing Parties contributed to Icahn Enterprises 11,564,145 shares of common stock of American Railcar Industries, Inc. collectively owned by the ARI Contributing Parties for aggregate consideration consisting of 3,116,537 fully paid and non-assessable depositary units of Icahn Enterprises (“Depositary Units”), subject to certain post-closing adjustments.  The transactions contemplated by the ARI Contribution and Exchange Agreement were authorized by the Audit Committee of the Board of Directors of Icahn Enterprises G.P., Inc., the general partner of Icahn Enterprises, on January 11, 2010.  The Audit Committee was advised by independent counsel and retained an independent financial advisor which rendered a fairness opinion.

In addition, on January 12, 2010, Icahn Enterprises entered into a Contribution and Exchange Agreement (the “Viskase Contribution and Exchange Agreement”) among Icahn Enterprises, Beckton, Barberry, Koala Holding Limited Partnership, a Delaware limited partnership (“Koala”), High River Limited Partnership, a Delaware limited partnership (“High River”), and Meadow Walk Limited Partnership, a Delaware limited partnership (“Meadow Walk” and, together with Beckton, Barberry, Koala and High River, collectively, the “Viskase Contributing Parties”), pursuant to which, on January 15, 2010 at the closing of the transactions contemplated by the Viskase Contribution and Exchange Agreement, the Viskase Contributing Parties contributed to Icahn Enterprises 25,560,929 shares of common stock of Viskase Companies, Inc. collectively owned by the Viskase Contributing Parties for aggregate consideration consisting of 2,915,695 fully paid and non-assessable Depositary Units.  The transactions contemplated by the Viskase Contribution and Exchange Agreement were authorized by the Audit Committee of the Board of Directors of Icahn Enterprises G.P., Inc., the general partner of Icahn Enterprises, on January 11, 2010.  The Audit Committee was advised by independent counsel and retained an independent financial advisor which rendered a fairness opinion.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Termination of Indenture Governing 8⅛% Senior Notes due 2012

Effective as of January 15, 2010, the indenture governing the 2012 Notes, dated as of May 12, 2004 (the “2012 Notes Indenture”), among the Issuers, the Guarantor and Wilmington Trust Company, as trustee, has been satisfied and discharged in accordance with its terms by the Issuers.  The Issuers deposited a total of approximately $364 million with Wilmington Trust Company as trustee under the 2012 Notes Indenture and depositary for the previously announced cash tender offer to repay all amounts outstanding under the 2012 Notes and to satisfy and discharge the 2012 Notes Indenture.  Approximately $345 million was deposited with the depositary to purchase the 2012 Notes that were tendered pursuant to the previously announced cash tender offer.  In connection with the purchase of the tendered 2012 Notes, the Issuers paid total consideration of approximately $355 million, which consisted of: (i) $345 million of base consideration for the aggregate principal amount tendered; (ii) $3 million of accrued and unpaid interest on the tendered 2012 Notes; and (iii) $7 million of consent payments in connection with the solicitation of consents from holders of 2012 Notes to eliminate the incurrence of indebtedness and issuance of preferred stock covenant in the 2012 Notes Indenture.  The Issuers also deposited approximately $8 million with the trustee in connection with the redemption of the remaining 2012 Notes.

Termination of Indenture Governing 7⅛% Senior Notes due 2013

Effective as of January 15, 2010, the indenture governing the 2013 Notes, dated as of February 7, 2005 (the “2013 Notes Indenture”), among the Issuers, the Guarantor and Wilmington Trust Company, as trustee, has been satisfied and discharged in accordance with its terms by the Issuers.  The Issuers deposited a total of approximately $1,018 million with Wilmington Trust Company as trustee under the 2013 Notes Indenture and depositary for the previously announced cash tender offer to repay all accounts outstanding under the 2013 Notes and to satisfy and discharge the 2013 Notes Indenture.  Approximately $939 million was deposited with the depositary to purchase the 2013 Notes that were tendered pursuant to the previously announced cash tender offer.  In connection with the purchase of the tendered 2013 Notes, the Issuers paid total consideration of approximately $988 million, which consisted of: (i) $939 million of base consideration for the aggregate principal amount tendered; (ii) $28 million of accrued and unpaid interest on the tendered 2013 Notes; and (iii) $21 million of consent payments in connection with the solicitation of consents from holders of 2013 Notes to eliminate the incurrence of indebtedness and issuance of preferred stock covenant in the 2013 Notes Indenture.  The Issuers also deposited approximately $29 million with the trustee in connection with the redemption of the remaining 2013 Notes.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Please see the information set forth in Item 1.01 above, which is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 1.01, on January 15, 2010, Icahn Enterprises acquired (i) 25,560,929 shares of common stock of Viskase Companies, Inc. collectively owned by the Viskase Contributing Parties for aggregate consideration consisting of 2,915,695 fully paid and non-assessable Depositary Units and (ii) 11,564,145 shares of common stock of American Railcar Industries, Inc. collectively owned by the ARI Contributing Parties for aggregate consideration consisting of 3,116,537 fully paid and non-assessable Depositary Units.

The issuance of Depositary Units was completed through a private placement to accredited investors (as such term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and is exempt from registration pursuant to Section 4(2) of the Securities Act. Icahn Enterprises has not engaged in any general solicitation or advertising with regard to this issuance and has not offered the Depositary Units to the public in connection with this issuance.

ITEM 8.01 OTHER ITEMS

On January 15, 2009, Icahn Enterprises issued a press release announcing the closing of the offering of the Notes, the results to date of the previously announced cash tender offers for any and all of the outstanding 2013 Notes and 2012 Notes, and the consummation of the transactions contemplated by the ARI Contribution and Exchange Agreement and the Viskase Contribution and Exchange Agreement. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated January 15, 2010, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Wilmington Trust Company,as trustee.
10.1	Registration Rights Agreement, dated January 15, 2010, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies & Company, Inc.
10.2	Contribution and Exchange Agreement, dated January 12, 2010, among Icahn Enterprises L.P., Beckton Corp., Barberry Corp., Modal LLC and Caboose Holding LLC.
10.3
Contribution and Exchange Agreement, dated January 12, 2010, among Icahn Enterprises, Beckton Corp., Barberry Corp., Koala Holding Limited Partnership, High River Limited Partnership and Meadow Walk Limited Partnership.

99.1	Press Release dated January 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

	By:	/s/ Dominick Ragone
Dominick Ragone Chief Financial Officer

Date:  January 15, 2010